UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2014

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 31, 2014 (the “Closing Date”), pursuant to an Asset Purchase Agreement and Plan of Reorganization (the “Purchase Agreement”) by and among Brightcove Inc. (the “Company”), Cacti Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, Unicorn Media, Inc., a Delaware corporation (“Unicorn”), Unicorn Media of Arizona, Inc., an Arizona corporation, U Media Limited, a private limited company registered in England and Wales, and the Securityholders’ Representative named therein, the Company completed its previously announced acquisition of substantially all of Unicorn’s assets in exchange for common stock of the Company and the assumption by the Company of certain liabilities of Unicorn (the “Acquisition”). At the closing, the Company issued 2,850,547 unregistered shares of common stock of the Company and paid approximately $9.1 million in cash to cover transaction-related expenses of Unicorn, bonus expenses payable by Unicorn, the assumption of Unicorn’s liability to cash out all vested non-qualified stock options and compensatory warrants to purchase common stock of Unicorn outstanding immediately prior to the closing (including all Unicorn withholding obligations in connection therewith) and certain other liabilities of Unicorn. Pursuant to the Purchase Agreement, 1,285,715 shares were placed into an escrow account to secure payment of any claims of indemnification for breaches or inaccuracies in Unicorn’s representations and warranties, covenants and agreements. Based on a $14.00 per share valuation of the Company’s common stock specified in the Purchase Agreement, the transaction is valued at approximately $49 million. In addition, the Company will pay approximately $2 million of consideration to certain Unicorn employees as part of a multi-year retention plan.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 6, 2014. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 2.01 related to the issuance of the shares of the Company’s common stock is hereby incorporated by reference under this Item 3.02.  The shares of the Company’s common stock issued pursuant to the Purchase Agreement were offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Rule 506 promulgated thereunder. The Acquisition was a privately negotiated transaction, and no more than 35 recipients of the shares of the Company’s common stock issued pursuant to the Purchase Agreement are not “accredited investors” as defined in Regulation D under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2014	Brightcove Inc.
	By:	/s/ Christopher Menard
Christopher Menard
Chief Financial Officer